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                                                                    Exhibit 10.3

                                   [SECURED CONVERTIBLE DEBENTURES AND WARRANTS]

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 24, 2004, by and among BAM! ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

      WHEREAS:

      A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) 2% Secured Convertible Debentures (the "DEBENTURES") and (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement thereof, the "WARRANTS"), to acquire shares of the Company's common stock, $0.001 par value (the "COMMON STOCK"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES."

      C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Common Stock Registration Rights Agreement in the form attached hereto as Exhibit B (the "COMMON STOCK REGISTRATION RIGHTS AGREEMENT"), and a Warrant Shares Registration Rights Agreement in the form attached hereto as Exhibit C (the "WARRANT SHARES REGISTRATION RIGHTS AGREEMENTS" and collectively with the Common Stock Registration Rights Agreement the "REGISTRATION RIGHTS AGREEMENTS") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      D. The Company has executed documentation regarding the acquisition of VIS Entertainment plc ("VIS") and SOE Development Limited ("SOED").

      E. Contemporaneous with the execution and delivery of this Agreement, and further to and as a condition to the closing of the acquisitions of VIS and SOED, the Company is executing documents with other purchasers for the sale of
(i) for new cash consideration, at least, in the aggregate, $3,500,000 of (a) its Series A Cumulative Convertible Preferred Stock, $10,000 liquidation preference per share (the "SERIES A STOCK") and/or (b) its Common Stock with a per share purchase price at least equal to the market price of the Common Stock on the Closing Date as determined by the rules of the and the same warrant coverage as provided for hereunder, (ii) amended existing promissory notes owing by SOED to certain debtholders (the "SOED NOTES") to extend the term thereof and to make such notes convertible, at the option of the holder, into shares of Common Stock, and (iii) warrants to purchase shares of Common Stock issued by the Company to certain parties who effected the Financing Agreements, the amendment of the SOED Notes and/or the going unconditional of VIS and the closing of SOED the financings

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referenced in subsections (i), (ii) and (iii) of this Recital E to be known as the "ADDITIONAL FINANCINGS").

      F. Contemporaneous with the Closing of the transactions referenced herein, the acquisition of VIS shall have gone unconditional and the Company's acquisition of SOED shall have closed.

      NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.    CERTAIN DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

      "AFFILIATE" or "AFFILIATES" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

      "BUSINESS DAY" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded is open for trading.

      "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

      "CONVERSION SHARES" means the shares of Common Stock issuable upon conversion of the Debentures.

      "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

      "INVESTMENT AMOUNT" shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by a Purchaser, as set forth on the Execution Page hereto executed by such Purchaser.

      "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

      "MATERIAL ADVERSE EFFECT" shall mean an event that (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Document; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

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      "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

      "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "PRO RATA PERCENTAGE" shall mean, with respect to any Purchaser, a percentage computed by dividing such Purchaser's Investment Amount by the aggregate Investment Amounts of all Purchasers.

      "SECURITIES" shall mean the Debentures, the Conversion Shares, the Warrants and the Warrant Shares.

      "SHARES" means the shares of Preferred Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

      "SUBSIDIARY" or "SUBSIDIARIES," when used with respect to subsidiaries of the Company in Section 4 of this Agreement, means or includes only a "Significant Subsidiary" as defined in Rule 405 of Regulation C under the Securities Act.

      "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Registration Rights Agreements, the Security Agreement, the Restricted Account Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

      "TRANSFER AGENT" means American Stock Transfer & Trust Company, or any other transfer agent selected by the Company.

2.    PURCHASE AND SALE OF SHARES AND WARRANTS.

      a. Generally. Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, each Purchaser shall purchase the principal amount of Debentures and Warrants determined as provided in this Section 2, and the Company shall issue and sell such principal amount of Debentures and Warrants to each Purchaser for such Purchaser's Investment Amount as provided below. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of the Securities to each of the Purchasers is a separate sale.

      b. Principal Amount of Debentures and Warrants; Form of Payment; Closing Date.

            i. On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) a principal amount of Debentures equal to such Purchaser's Investment

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Amount and (B) Warrants exercisable for a number of shares of Common Stock equal to 75% of the number of Conversion Shares underlying the Debentures referred to in subclause (A) above (regardless of any limitations on ownership or conversion). On the Closing Date, each Purchaser shall wire to the Custodian an amount equal to such Purchaser's Investment Amount, such amount to be placed in a deposit account pursuant to the terms and conditions of the Security Agreement and the Restricted Account Agreement.

            ii. On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer, such amount to be placed in a deposit account pursuant to the terms and conditions of the Security Agreement and the Restricted Account Agreement as provided in Section 7 herein.

            iii. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Debentures and Warrants pursuant to this Agreement (the "CLOSING") shall be 3:00 p.m. California time on May 24, 2004 or such other date or time as the Purchasers and the Company may mutually agree ("CLOSING DATE"). The Closing shall occur at the offices of the Custodian, or at such other place as Purchasers and the Company may otherwise mutually agree.

      c. Terms of the Debentures. The terms and provisions of the Debentures are set forth in the form of Debenture, attached hereto as Exhibit D.

3.    THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.

      Each Purchaser severally and not jointly represents and warrants to the Company as follows:

      a. Purchase for Own Account. The Purchaser is purchasing the Securities for the Purchaser's own account and not with a present view towards the distribution thereof in violation of securities laws. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreements. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Securities pursuant to an exemption, such transfer is made in accordance with the provisions of Section 3(e).

      b. Information. The Purchaser has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received what the Purchaser believes to be satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Securities involves a high degree of risk.

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      c.    Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      d. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      e. Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreements, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder or sold pursuant to Rule 144(k) under the Securities Act, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, and (ii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreements.

      f. Legends. The Purchaser understands that the Securities may bear a restrictive legend in substantially the following form:

            [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR

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            OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

      Certificates evidencing Securities shall not contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act provided that at the time any of the Purchasers requests a removal of the Legend on any certificate evidencing all or any portion of any of the Securities, such Purchaser (or a broker acting on such Purchaser's behalf) provides to the Company (or to the Transfer Agent on the Company's behalf), reasonable written assurances to the effect that any of the Securities, sold or to be sold by such Purchasers have been, or will be, sold in accordance with the plan of distribution set forth in the Prospectus and in compliance with the prospectus delivery requirements under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or
(iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. If the Company intentionally and willfully fails to deliver to the Purchaser such certificate or certificates in accordance herewith, prior to the fifth trading day following the aforementioned delivery by a Purchaser, the Company shall pay to such Purchaser, in cash, an amount equal to 2% of the product of the number of shares of Common Stock represented by such certificate(s) multiplied by the closing sales price of the Common Stock as reported on the primary exchange on which the Company's stock is quoted on the close of business of the aforementioned fifth day, per month (or any portion thereof) until such delivery takes place, but in no event in an amount to exceed $240,000. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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      g.    Investor Status. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501 Regulation D under the Securities Act. In the normal course of its business, it invests in or purchases securities similar to the Securities and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is not a registered broker dealer or an Affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the National Association of Securities Dealers, Inc. or a Person engaged in the business of being a broker dealer.

      h. Restricted Securities. The Purchaser understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

      i. No Short Positions or Stock Ownership. Except as previously disclosed to the Company in writing, each Purchaser has not, prior to the 30 Business Days prior to the Closing Date, entered into any Short Sales. For purposes of this Section 3.2(i), a "SHORT SALE" by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

      4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each Purchaser as follows:

      a. Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 4(a). Except as disclosed in Schedule 4 (a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

      b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Warrants, and the Registration Rights Agreements, to issue and sell the Debentures and the Warrants in accordance with the terms hereof and to issue Conversion Shares and the Warrant

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Shares in accordance with the terms of the Debentures and the Warrants, respectively; (ii) the execution, delivery and performance of this Agreement and the Debentures, the Warrants, the Registration Rights Agreements, the Restricted Account Agreement and the Security Agreement (collectively, the "RELATED AGREEMENTS") by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Debentures, the Conversion Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required (the Company received stockholder approval for the issuance of the Securities at a special meeting of stockholders held on March 30, 2004); (iii) this Agreement and the Related Agreements have been duly executed and delivered by the Company; and (iv) this Agreement and the Related Agreements constitute, and, upon execution and delivery by the Company and the other parties thereto to the extent required of the Registration Rights Agreements, the Security Agreement, the Restricted Account Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      c. Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 4(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) or any of the Subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule 4(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever to which the Company or any of its Subsidiaries is a party relating to the issuance by the Company or any of its Subsidiaries of securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreements). Except as set forth on Schedule 4(c), there are no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the Related Agreements and the holders of the securities and instruments listed on such
Schedule 4(c) have waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement or the Related Agreements. The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS") and all other instruments and agreements governing securities

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convertible into or exercisable or exchangeable for capital stock of the
Company, except for stock options granted under any benefit plan of the Company.

      d. Issuance of Debentures, Warrants, Conversion Shares and Warrant Shares. The Debentures are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company. The Conversion Shares and the Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Debentures and/or exercise of the Warrants, as the case may be, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and Liens (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

      e. No Conflicts. The execution, delivery and performance of this Agreement and the Related Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Debentures, the Conversion Shares and the Warrant Shares, and the issuance of the Warrants, will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws and other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including without limitation the issuance and sale of the Debentures, the Conversion Shares and Warrants as provided hereby), the Warrants

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(including limitation the issuance of the Warrant Shares), the Registration
Rights Agreements, the Restricted Account Agreement or the Security Agreement without, in each case in accordance with the terms hereof or thereof. Other than as described in Schedule 4(e), the Company is not currently in violation of the listing or maintenance requirements of the Nasdaq Stock Market. Following discussions with Nasdaq and as described in Schedule 4(e), the Company does not reasonably anticipate that the Common Stock will be delisted by The Nasdaq Stock Market in the twelve month period following the Closing Date based on its rules (and interpretations thereof) as currently in effect.

      f. SEC Documents; Financial Statements. Since September 1, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has made available to each Purchaser via the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, would not have a Material Adverse
Effect.

      g. Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to generally accepted accounting principals or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans.

      h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of their directors or officers in their capacities as such which would have a Material Adverse Effect.

      i. Intellectual Property. The Company and each of its Subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received written notice that it is infringing upon or in conflict with any third party Intangibles. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such Subsidiary's ownership or right to use its Intangibles. The Intangibles are valid and enforceable, and, without the Company intending to allow such result, no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses with such exceptions that would not and will not have a Material Adverse Effect. To the Company's knowledge, no Person is infringing on or violating the Intangibles owned or used by the Company.

      j. Environment. Except as disclosed in the SEC Documents (i) there is no environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

      k. Title. The Company and each of its Subsidiaries has good title in fee simple to all real property and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by the Company or such Subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

      l. Insurance. Except as disclosed in the SEC Documents, the Company and its Subsidiaries maintain such insurance relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect would not reasonably be expected to have a Material Adverse Effect.

      m. Acknowledgment Regarding the Purchasers' Purchase of the Securities. The Company acknowledges and agrees that no Purchaser is acting as a financial advisor or is acting as a fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchasers is "arms length" and that any statement made by any Purchaser or any of its Affiliates, representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way except for the Purchaser's representations and warranties in Section 3 hereof. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

      n. No Brokers. Except as described in Schedule 4(n), all of which are payable at the Closing, to the knowledge of the Company, to registered broker-dealers, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

      o. Tax Status. The Company and each of its Subsidiaries has made or filed all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable Subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns have been or is being audited by any taxing authority.

      p. No General Solicitation. Neither the Company nor to the knowledge of the Company any Person participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby; provided, however, that the Company makes no representation or warranty with respect to the activities of any of the placement agents or any Affiliate of any of them engaged by the Company in connection with the transactions contemplated by this Agreement (collectively the "PLACEMENT AGENTS").

      q. Securities Laws. Neither the Company, nor any Affiliate of the Company, nor any Person acting on its behalf or on behalf of such Affiliate, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act and Nasdaq Rules provided, however, that the Company makes no representation or warranty with respect to the activities of any of the Placement Agents or any of Affiliate of any of them. Assuming the truth and accuracy of the Purchasers' representations and warranties, the offer, sale and delivery of Conversion Stock upon conversion of the Debentures and Common Stock upon exercise of the Warrants will be exempt from the registration requirements of Section 5 of the Securities Act.

      r. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreements) provided that such registration is not deemed a "primary offering" in which case the Company could face potential qualification problems regarding the requirement of having an aggregate market value held by non-affiliates of $75 million or more.

      s. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except, until such time as the press release is issued as contemplated by Section 5(i), the execution of this Agreement. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

      t. Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

      u. Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      v.    Transactions With Affiliates and Employees. Except as set forth on
Schedule 4(v), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      w. Seniority. As of the Closing Date, no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

5.    COVENANTS AND OTHER AGREEMENTS.

      a. Satisfaction of Conditions. The parties shall use their reasonable efforts to satisfy in a timely manner each of the conditions set forth in
Section 6 and Section 7 of this Agreement.

      b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

      c. Reporting Status. So long as a Purchaser beneficially owns any Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall use its reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Debentures and the Warrants for general corporate purposes and working capital, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company.

      e. Financial Information. For the Registration Period (as defined in the Registration Rights Agreements), the Company agrees to send to each Purchaser within ten days after the filing with the SEC, to the extent not available through the SEC's EDGAR system, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any Current Reports on Form 8-K.

      f. Reservation of Shares. The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the Debentures and exercise of the Warrants, and the issuance of the Conversion Shares and Warrant Shares, as the case may be, in connection therewith and as otherwise required hereby and thereby (without regard to any limitations on beneficial ownership). The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Conversion Shares hereunder), the Warrants (except as a result of the issuance of the Warrant Shares upon the exercise of the Warrants), or the Registration Rights Agreements, without the consent of the Purchasers.

      g. Listing. The Company will apply for the listing of the Conversion Shares and the Warrant Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issued or issuable upon conversion of the Debentures and all Warrant Shares from time to time issued or issuable upon exercise of the Warrants. The Company shall use its best efforts to include its shares of Common Stock in The Nasdaq Stock Market at the earliest practical date, and, in any event, by the date the first registration statement covering the resale of the Conversion Shares is declared effective by the SEC, and the Company will comply in all respects with its reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market.

      h. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or Nasdaq rules or cause this offering of Securities to be integrated with any other non-exempt offering of securities under the

Securities Act or Nasdaq rules, other than the warrants issuable to any of the Placement Agents in connection with the transactions contemplated by this Agreement and the shares of common stock issuable upon exercise of such warrants.

      i. Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m., Eastern Standard Time, on ________ __, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby. No later than the first Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the "8-K FILING") describing the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely make any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Business Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or The Nasdaq Stock Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or The Nasdaq Stock Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or The Nasdaq Stock Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated in the United States to the public generally during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact.

      j. Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. During the earlier of (i) the date two years from the Closing Date or (ii) as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

      k. Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of The Nasdaq Stock Market.

      l.    Subsequent Placements.

      (1) From the date hereof until the Registration Statement (as defined in the Registration Rights Agreements) is declared effective by the SEC (the "BLOCKOUT PERIOD"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT"). The restrictions contained in this Section 5(l) shall not apply to Excluded Securities (as defined below).

      (2) The restrictions contained in paragraph 5(l)(1) of this Section shall not apply to any of the following "EXCLUDED SECURITIES:" (A) the Debentures, (B) the Conversion Shares, (C) the Warrants, (D) any warrants issued to any of the Placement Agents provided in the sale of the Debentures or the Preferred Stock, (E) any shares of Common Stock issued upon exercise of the Warrants or any warrants issued to any of the Placement Agents provided in the sale of the Debentures or the Preferred Stock, (F) shares of Preferred Stock or Common Stock issued in connection with or upon conversion of securities issued further to the Additional Financings (including the Preferred Stock), (G) warrants issued in connection with the Additional Financings, (H) shares of Common Stock issued upon exercise of warrants issued in connection with the Additional Financings, (I) shares of Common Stock issued upon conversion of the SOED Notes, or (J) any Common Stock issued (1) upon exercise or conversion of any options or other securities described in Schedule 4(c) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (2) in connection with any grant of options, warrants or the issuance of additional securities to employees, officers, directors or consultants of the Company pursuant to a stock option plan or stock purchase plan duly adopted by the Company's board of directors or in respect of the issuance of Common Stock upon exercise of any such options or warrants, (3) pursuant to a bona fide firm commitment underwritten public offering through any investment banker (excluding any equity line) in an aggregate offering amount greater than $5,000,000, or (4) in connection with a bona fide joint venture or development agreement or strategic partnership or to an independent Person, the primary purpose of which is not to raise equity capital.

      m. Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser's or Related Person's gross negligence or willful misconduct. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6 of the Registration Rights Agreements. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell Debentures and Warrants to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

      a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreements, and delivered the same to the Company.

      b. The applicable Purchaser shall have delivered such Purchaser's Investment Amount in accordance with Section 2(b) above.

      c. The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

      d. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

7.    CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE DEBENTURES AND
      WARRANTS.

      The obligation of each Purchaser hereunder to purchase Debentures and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, however, that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

      a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreements, and delivered the same to the Purchaser.

      b. The Company shall have delivered to the Purchaser duly executed certificates representing the duly executed Debentures and duly executed Warrants as provided in Section 2(b) above.

      c. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, attaching true and correct copies of the resolutions adopted by the Company's Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement and the Related Agreements.

      d. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

      e. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

      f. The Purchasers shall have received an opinion of the Company's counsel, dated as of the Closing Date, relating to the matters set forth in Exhibit E attached hereto.

      g. The Additional Financings shall have been consummated contemporaneously with the Closing of the transactions contemplated by this Agreement.

      h. The Company's acquisition of VIS shall have gone unconditional and the Company's acquisition of SOED shall have closed, each contemporaneously with the Closing of the transactions contemplated by this Agreement.

      i. The Company and the Purchaser shall have entered into a Security Agreement in the form attached hereto as Exhibit F-1 (the "SECURITY AGREEMENT") and the Company, the Purchaser and North Fork Bank shall have entered into a Restricted Account Agreement in the form attached hereto as Exhibit F-2 (the "Restricted Account Agreement")..

8.    GOVERNING LAW MISCELLANEOUS.

      a. Governing Law; Venue; Waiver Of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

      b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      e. Entire Agreement; Amendments; Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and, by the Purchasers as provided in

Section 8(m) hereof. Notwithstanding the preceding sentence, the parties hereto recognize that certain amendments may be requested by the Nasdaq Trading and Market Services in order that the Conversion Shares and Warrant Shares issued hereunder be accepted for listing on The Nasdaq Stock Market and agree that approval for such amendments shall be given. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

            If to the Company:

                   BAM! Entertainment, Inc.
                   333 West Santa Clara Street, Suite 716
                   San Jose, CA 95113
                   Telephone No.: (408) 298-7500
                   Facsimile No.:  (408) 298-9600
                   Attention:  Raymond Musci
                               President

            With a copy to:

                   Kirkpatrick & Lockhart LLP
                   10100 Santa Monica Blvd, 7th Floor
                   Los Angeles, California 90067
                   Telephone (310) 552-5000
                   Fax (310) 552-5001
                   Attention:  Thomas Poletti, Esq.

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser.

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8(f) by giving at least ten (10) days' prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Company, and in the case of the Company to all of the Purchasers.

      g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

      h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary and (in each case) may enforce the indemnity provisions directly against the parties with obligations thereunder.

      i. Survival. The representations and warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws.

      j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      k. Termination. In the event that the Closing Date shall not have occurred on or before _______ __, 2004, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

      l. Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement, the Registration Rights Agreements and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Registration Rights Agreements or the Warrants.

      m. Determinations. All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Purchaser shall be made by such Purchaser and except as otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Purchasers that have invested more than fifty-one percent (51%) of the aggregate Investment Amounts invested by all Purchasers.

      n. Fees and Expenses. At Closing, the Company shall pay to Laurus Capital Management, LLC an aggregate of $35,000 and an escrow agent fee in the amount of $1,500 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. Laurus Capital Management , LLC may retain such amounts at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

      o. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      p. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      q. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      r. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to the Warrants or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      s. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

      t. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchasers to be joined as an additional party in any proceeding for such purpose.

      u. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "MAXIMUM RATE"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                           COMPANY:

                                           BAM! ENTERTAINMENT, INC.

                                           By: /s/  Stephen Ambler
                                              ----------------------
                                           Name: Stephen Ambler
                                           Title:CFO/VP Finance

                      [PURCHASER SIGNATURE PAGES SPA BFUNC]

      IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                  PURCHASERS SIGNATURE PAGE BFUNC (CONT...)

Name of Investing Entity: Laurus Master Fund, Ltd.
Signature of Authorized Signatory of Investing Entity: /s/ Illegible
                                                      --------------------------
Name of Authorized Signatory: David Grin
Title of Authorized Signatory: Partner Email
Address of Authorized Entity: Dgrin@Laurusfunds.com

Subscription Amount: $2,500,000
Warrant Shares:2,259,036

Address for Notice of Investing Entity:  Laurus Master Fund, Ltd.
                                         825 Third Avenue, 14th Floor
                                         New York, New York, 100122
                                        Attn: John E. Tucker, Esq.

Address for Delivery of Securities for Investing Entity (if not same as above):

                                  SCHEDULE 4(a)

                                  SUBSIDIARIES

Bam Entertainment Limited

Bam Studios (Europe) Limited

            SCHEDULE 4c

AUTHORIZED STOCK:
Common Stock                                                      100,000,000 shares at $0.001 par value
Redeemable Convertible Preferred Stock                             10,000,000 shares at $0.001 par value

ISSUED AND OUTSTANDING STOCK:
Common Stock                                                       20,410,984 shares         (see below)
Redeemable Convertible Preferred Stock                                      0 shares

STOCK OPTION PLAN
Number of shares reserved for issuance (2 plans)                    5,000,000 shares
Number of shares issued under plan                                    309,876 shares
Number of options outstanding                                       3,293,778 shares         (see below)

OPTIONS GRANTED OUTSIDE OF PLAN
Number of options outstanding                                         250,000 shares         (see below)

EMPLOYEE SHARE PURCHASE PLAN
Number of shares reserved for issuance                                705,000 shares
Number of shares issued under plan                                     31,752 shares

WARRANTS
Number of warrants outstanding                                      5,921,029 shares         (see below)

ADDITIONAL INVESTMENT RIGHTS (rights to buy shares at 92 cents per share - Right ends 45 days on June
25 2004)

Cranshire Capital                                                      529520 shares
Omicron Master Trust                                                   317712 shares
Vertical Ventures                                                      529520 shares
Truk International Funds                                                 5846 shares
Truk Opportunity Funds                                                  29229 shares
AS Capital Ptns                                                        158856 shares
Basso Equity Opportunity Holdings                                       97432 shares
SRG Capital                                                            158856 shares
Crescent International                                                 428699 shares
Bristol Investment Fund                                                211808 shares

WARRANTS ISSUABLE UPON EXERCISE OF ABOVE
ADDITIONAL INVESTMENT RIGHTS (at greater of $1.40
and market price)                                                         For

Cranshire Capital                                                     317,712 shares
Omicron Master Trust                                                  190,627 shares
Vertical Ventures                                                     317,712 shares
Truk International Funds                                                3,508 shares
Truk Opportunity Funds                                                 17,538 shares
AS Capital Ptns                                                        95,313 shares
Basso Equity Opportunity Holdings                                      58,459 shares
SRG Capital                                                            95,313 shares
Crescent International                                                257,220 shares
Bristol Investment Fund                                               127,085 shares

CONVERTIBLE NOTE ($1.5m Note converible into
Common Stock at a conversion price of $1.28) per share)

Laurus Master Fund                                                  1,171,875 shares         (includes anti dilution rights)

AGREEMENTS THAT REQUIRE A REGISTRATION STATEMENT
TO BE FILED (that has not yet been filed)

Southpaw warrants                                                     200,000 shares
Plus any warrants issued in connection with above
additional investment rights

                SCHEDULE 4c
                CAPITALIZATION TABLE

                                         SHARES
    NAME                                  OWNED        WARRANTS        OPTIONS          TOTAL
                                        14-MAY-04      14-MAY-04      14-MAY-04
Aardman                                                   35,000                         35,000
AIG DKR                                    85,831        136,776                        222,607
Ambler Stephen                              5,212                       382,906         388,118
AR Williams Settlement                  2,205,361                                     2,205,361
AS Capital Ptrs                           163,044         97,826                        260,870
Basso                                     157,042         60,000                        217,042
Baumann Scott                                                            13,000          13,000
Bellinghausen Sylvia                          303                        12,875          13,178
Bermeister Kevin                           89,576                                        89,576
Blakeway Paul                                                            17,760          17,760
Booth Joe                                     304                        81,300          81,604
Bosma Matthew                                                            10,500          10,500
Brassington David                                                        31,501          31,501
Bristol                                   217,391        130,435                        347,826
Brous Ellen                                               30,000                         30,000
Cairns Robin                                3,182                        19,683          22,865
Cranshire                                                326,087                        326,087
Crescent                                  440,000        736,760                      1,176,760
Daly Robert                                                              20,000          20,000
Dickson Clyde                                                            52,806          52,806
Dyne Mark                                  89,576                       309,600         399,176
Endo Aaron                                                               73,328          73,328
Europlay Capital                                         200,000                        200,000
Fielding Marcus                                                          27,463          27,463
Franchise Films                            68,738                                        68,738
Grappone Steve                                                           35,475          35,475
Grunewald Brendon                                                       200,000         200,000
HD Brous                                                 202,813                        202,813
JAS                                                       76,040                         76,040
King Robert                                               10,000                         10,000
Kirkpatrick & Lockhart                      5,212         47,000                         52,212
Laurus Master Funds                                      166,667                        166,667
Legris Yves                                                             444,167         444,167
Lloyd Robert                               45,825                                        45,825
Lucich Chris                                                              7,500           7,500
Mackie Lucy                                                               6,500           6,500
Merchant John                                                            12,478          12,478
Morgan Keegan                                             16,450                         16,450
Musci Raymond                           3,109,964                       416,978       3,526,942
Nojadera Lynnie                             1,371                        34,063          35,434
Oishi Hideo                                                              29,375          29,375
Omicron                                                  195,652                        195,652
OTAPE                                                    427,428                        427,428
Partida Kathy                                 986                        33,450          34,436
Posner Steve                                              81,865                         81,865
Scheinrock Jeff                                                         200,000         200,000
Selected Ventures LLC                     137,474                                       137,474
Simpson Barry                                                            22,387          22,387
Smithfield                                               337,685                        337,685
Southpaw                                                 200,000                        200,000
Spyglass                                                 470,000                        470,000
SRG                                                       97,826                         97,826
Stolar, Bernie                                                          250,000         250,000 (250,000 options outside of plan)
Sundheim George                                                          57,600          57,600
Tejada Dianne                                                             5,000           5,000
Time                                                     100,000                        100,000
Transcap                                                 100,000                        100,000
Truk International                          6,000         23,251                         29,251
Truk Opportunity                           64,954         29,808                         94,762

                                                 SHARES
    NAME                                          OWNED        WARRANTS        OPTIONS          TOTAL
                                                14-MAY-04      14-MAY-04      14-MAY-04
Tsele Magnolia                                                                   29,880          29,880
Valencia Phoenix                                                                 11,500          11,500
Veritical Ventures                                543,478      1,463,711                      2,007,189
VIS                                                               10,000                         10,000
Westpark Capital                                                 111,949                        111,949
Williams Anthony G                                 35,000                       238,800         273,800
Williams Anthony R                                109,519                       416,978         526,497
Young Susan                                                                      12,500          12,500
Zook Sherri                                           113                        26,425          26,538
Other (includes held in brokerage accounts)    12,825,528                                    12,825,528

TOTAL                                          20,410,984      5,921,029      3,543,778      29,875,791

                                  SCHEDULE 4(e)

                                  NO CONFLICTS

BAM! Entertainment, Inc., a Delaware corporation (the "Company"), currently does not meet the required listing maintenance standards of The Nasdaq SmallCap Market. On November 24, 2003, the Company received a notification letter from The Nasdaq Stock Market that its common stock failed to meet these required listing standards. The Company provided Nasdaq with a plan setting forth how it expected to regain compliance with the required listing standards. On February 10, 2004, the Company received a staff determination letter of delisting from Nasdaq, which provided that its plan was not accepted by Nasdaq and its common stock would be delisted on February 19, 2004, pending the right to appeal Nasdaq's decision. The Company requested an oral hearing before the Nasdaq Listing Qualification Panel to appeal Nasdaq's determination to delist its common stock, which under applicable rules, stays the delisting of its common stock, pending a decision by the Nasdaq Panel. At a hearing on March 11, 2004, the Company presented a plan, which required the completion of the VIS and SOED acquisitions, to the Nasdaq Panel for achieving and sustaining compliance with the required listing standards. On April 13, 2004, the Company received a letter from the Nasdaq Panel which provided that it had been granted a temporary exception to the required listing standards and the listing of its common stock was continued until May 17, 2004.

On or before May 17, 2004, the Company was required to file its quarterly report on Form 10-Q for the three months ended March 31, 2004, which was required to include a balance sheet with pro forma adjustments evidencing the completion of the VIS and SOED acquisitions and the private placement of its common stock in connection therewith subsequent to March 31, 2004, resulting in a minimum of $18 million in stockholders' equity. On May 5, 2004, the Company received a notification of additional concern from the Nasdaq Panel indicating that its common stock was not in compliance with Nasdaq's minimum $1.00 bid price per share requirement for continued listing on The Nasdaq SmallCap Market, and that the Company must present a plan evidencing its ability to regain compliance with the minimum bid price requirement for at least ten consecutive days prior to November 1, 2004. On May 10, 2004, the Company filed a Form NT 10-Q allowing it to obtain a five-day extension through May 24, 2004 to file its Form 10-Q. As a result of the completion of the VIS and SOED acquisitions, the Company's stockholders' equity as of March 31, 2004 on a pro forma basis exceeded the minimum stockholders' equity requirement of $2.5 million required by Nasdaq's standards for continued listing on The Nasdaq SmallCap Market, but did not exceed the $18 million requirement as set out in the April 13, 2004 letter.

                                  SCHEDULE 4(v)

                            RELATED PARTY TRANSACTION

Bam Entertainment Inc entered into a consulting agreement with Europlay Capital Advisors, LLC in November 2003.

Mark Dyne, a manager and member of Europlay Capital Advisors, LLC, has served on BAM'S Board of Directors since July 2000

Anthony R Williams, a director and vice president of the Company, loaned the Company $250,000 in August 2003. The loan, which bears interest at 6%, was repayable on April 30, 2004, but has yet to be repaid.